Exhibit 10.11

EXECUTION VERSION

FIRST AMENDMENT

TO CREDIT AGREEMENT

FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of June 13, 2014 (this “Amendment”), among JDA Holding LLC, a Delaware limited liability company (as successor by merger to CD&R Landscapes Merger Sub, Inc., the “Parent Borrower”), John Deere Landscapes LLC, a Delaware limited liability company (as successor by merger to CD&R Landscapes Merger Sub 2, Inc., the “OpCo Borrower”), and the other Subsidiary Borrowers from time to time party to the Credit Agreement (together with the Parent Borrower, the OpCo Borrower and their respective successors and assigns, collectively, the “Borrowers” and each individually, a “Borrower”), the several banks and other financial institutions from time to time party thereto (the “Lenders”), and UBS AG, STAMFORD BRANCH, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), swingline lender, an issuing lender and as collateral agent for the Secured Parties and the Issuing Lenders.

W I T N E S S E T H:

WHEREAS, the Borrowers, the Lenders and the Administrative Agent have entered into that certain Credit Agreement dated as of December 23, 2013 (as amended, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”) pursuant to which the Lenders have agreed to make certain loans and extend certain other financial accommodations to the Borrowers as provided therein. Capitalized terms used herein but not otherwise defined herein shall have the meanings given such terms in the Credit Agreement; and

WHEREAS, the Borrowers, the Lenders and the Administrative Agent desire to modify the Credit Agreement in certain respects, in accordance with the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the terms and conditions contained herein, and of any loans or financial accommodations heretofore, now, or hereafter made to or for the benefit of the Borrowers by the Lenders, it hereby is agreed as follows:

ARTICLE I

AMENDMENTS

The Credit Agreement is hereby amended as follows:

(a) Subsection 1.1 of the Credit Agreement is hereby amended by inserting the following definitions in the appropriate alphabetical order:

“First Amendment”: that certain First Amendment to this Agreement dated as of June 13, 2014 and effective as of the First Amendment Effective Date among the Borrowers, the Administrative Agent and the Lenders party thereto.

“First Amendment Effective Date”: April 23, 2014.

(b) Subsection 1.2 of the Credit Agreement is hereby amended by inserting the following paragraph (m) at the end thereof:

“(m) As of the First Amendment Effective Date, for purposes of this Agreement and any other Loan Document, (x) any of the OpCo Borrower’s obligations under Subsection 7.1 of this Agreement or under any other Loan Document to deliver the OpCo Borrower’s financial statements for any period may be satisfied by the furnishing of the Parent Borrower’s financial statements for the corresponding period that meet the requirements, mutatis mutandis, as those otherwise applicable to the OpCo Borrower’s financial statements for such period under Subsection 7.1 of the Agreement or under any other Loan Document, as applicable, and (y) with respect to any period for which the Parent Borrower’s financial statements have been furnished as provided in the preceding clause (x), (i) references to the financial statements of the OpCo Borrower for such period shall be deemed to be references to the corresponding financial statements of the Parent Borrower for such period, (ii) for purposes of the defined terms “Fiscal Period”, “Fiscal Quarter”, “Fiscal Year” and “Most Recent Four Quarter Period”, references to the OpCo Borrower shall be deemed to be references to the Parent Borrower, (iii) for purposes of all calculations and determinations contained in the defined terms “30-Day Specified Excess Availability”, “Capital Expenditures”, “Consolidated Fixed Charge Coverage Ratio”, “Consolidated Interest Expense”, “Consolidated Net Income”, “Consolidated Total Assets”, “Debt Service Charges”, “EBITDA”, “Financial Covenant Debt”, “Financing Lease Obligation”, “Foreign Borrowing Base”, “Pro Forma Basis”, “Pro Forma Compliance” and “Total Leverage Ratio”, all defined terms in this Agreement to the extent used in or relating to any of the foregoing definitions and all ratios and computations based on any of the foregoing definitions, references to the OpCo Borrower and its Restricted Subsidiaries on a consolidated basis shall be deemed to be references to the Parent Borrower and its Restricted Subsidiaries on a consolidated basis, and (iv) any and all provisions relating to the financial statements and/or accounting periods of the OpCo Borrower shall be modified, mutatis mutandis, to account for the changes contemplated by the preceding clauses (i), (ii) and (iii).”

ARTICLE II

CONDITIONS PRECEDENT TO EFFECTIVENESS

This Amendment shall become effective retroactively on the First Amendment Effective Date when the Parent Borrower, the OpCo Borrower, the Required Lenders and the Administrative Agent have each delivered a duly executed counterpart of this Amendment to the Administrative Agent.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

As of the date hereof, each of the Loan Parties, represents and warrants as to itself as follows:

Section 3.1 Corporate Existence; Compliance with Law. Such Loan Party (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, except (other than with respect to the Borrowers), to the extent that the failure to be in good standing would not reasonably be expected to have a Material Adverse Effect, (b) has the legal right to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, except to the extent that the failure to have such legal right would not be reasonably expected to have a Material Adverse Effect, (c) is duly qualified as a foreign corporation or limited liability company and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing would not be reasonably expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law, except to the extent that the failure to comply therewith would not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

Section 3.2 Corporate Power; Authorization; Enforceable Obligations. Such Loan Party has the corporate or other organizational power and authority, and the legal right, to make, deliver and perform this Amendment and such Loan Party has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of this Amendment. No consent or authorization of, filing with, notice to or other similar act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of such Loan Party in connection with the execution, delivery, performance, validity or enforceability of this Amendment, except for consents, authorizations, notices and filings which the failure to obtain or make would not reasonably be expected to have a Material Adverse Effect. This Amendment has been duly executed and delivered by such Loan Party hereto. This Amendment constitutes a legal, valid and binding obligation of such Loan Party hereto, enforceable against such Loan Party in accordance with its terms, in each case except as enforceability may be limited by applicable domestic or foreign bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

Section 3.3 No Legal Bar. The execution, delivery and performance of this Amendment by such Loan Party (a) will not violate any Requirement of Law or Contractual Obligation of such Loan Party in any respect that would reasonably be expected to have a Material Adverse Effect, (b) will not result in, or require the creation or imposition of any Lien (other than Liens permitted under the Credit Agreement) on any of its properties or revenues pursuant to any such Requirement of Law or Contractual Obligation and (c) will not violate any provision of the Organizational Documents of such Loan Party, except (other than with respect to the Borrowers) as would not reasonably be expected to have a Material Adverse Effect.

Section 3.4 No Default. On the date hereof after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

ARTICLE IV

MISCELLANEOUS

Section 4.1 Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any Agent or any Lender under the Loan Documents, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Loan Documents, all of which (including with respect to the security interests and liens granted to the Agents and the other Secured Parties under the Loan Documents) are ratified and affirmed in all respects and shall continue in full force and effect except that, on and after the effectiveness of this Amendment, each reference to the Credit Agreement in the Loan Documents shall mean and be a reference to the Credit Agreement as amended by this Amendment. Nothing herein shall be deemed to entitle the Borrowers to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Loan Documents in similar or different circumstances. This Amendment is a Loan Document executed pursuant to the Credit Agreement and shall be construed, administered and applied in accordance with the terms and provisions thereof.

Section 4.2 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted under Subsection 11.6 of the Credit Agreement.

Section 4.3 Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 4.4 Counterparts. This Amendment may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy and other electronic transmission), and all of such counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Amendment signed by all the parties shall be delivered to the Borrower Representative and the Administrative Agent.

Section 4.5 Governing Law, etc. The provisions of the Credit Agreement under the headings “Governing Law”, “Submission to Jurisdiction; Waivers” and “Waiver of Jury Trial” are incorporated by reference herein, mutatis mutandis.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

JDA HOLDING LLC
as Parent Borrower

By:	/s/ John T. Guthrie
	Name:	John T. Guthrie
	Title:	Vice President and Secretary

[Signature Page to First Amendment to Credit Agreement (ABL)]

JOHN DEERE LANDSCAPES LLC
as OpCo Borrower

By:	/s/ John T. Guthrie
	Name:	John T. Guthrie
	Title:	Vice President and Secretary

[Signature Page to First Amendment to Credit Agreement (ABL)]

UBS AG, STAMFORD BRANCH,
as the Administrative Agent, Collateral Agent, and Issuing Lender

By:	/s/ Lana Gifas
	Name:	Lana Gifas
	Title:	Director

By:	/s/ Jennifer Anderson
	Name:	Jennifer Anderson
	Title:	Associate Director

[Signature Page to First Amendment to Credit Agreement (ABL)]

UBS AG, STAMFORD BRANCH,
as a Lender

By:	/s/ Lana Gifas
	Name:	Lana Gifas
	Title:	Director

	By:	/s/ Jennifer Anderson
		Name:	Jennifer Anderson
		Title:	Associate Director

[Signature Page to First Amendment to Credit Agreement (ABL)]

ING CAPITAL LLC,
as a Lender

By:	/s/ Thomas K. McCaughey
Name:	Thomas K. McCaughey
Title:	Managing Director

[Signature Page to First Amendment to Credit Agreement (ABL)]

HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Thomas Kainamura
Name:	Thomas Kainamura
Title:	Vice President

[Signature Page to First Amendment to Credit Agreement (ABL)]

NATIXIS, NEW YORK BRANCH,
as a Lender

By:	/s/ Kelvin Cheng
Name:	Kelvin Cheng
Title:	Executive Director

By:	/s/ Steven A. Eberhardt
Name:	Steven A. Eberhardt
Title:	Vice President

[Signature Page to First Amendment to Credit Agreement (ABL)]

JP MORGAN CHASE BANK, N.A.,
as a Lender

By:	/s/ Gene R. Riego de Dios
Name:	Gene R. Riego de Dios
Title:	Vice President

[Signature Page to First Amendment to Credit Agreement (ABL)]